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                                UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549



                                  FORM 8-K


                            CURRENT REPORT



                    Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934




                 Date of Report:  August 15, 1996






                                 VIAD CORP
     (Exact name of registrant as specified in its charter)




             DELAWARE                      001-11015         36-1169950
(State or other jurisdiction of           (Commission      (I.R.S. Employer
incorporation or organization)            File Number)     Identification No.)


1850 N. CENTRAL AVE., PHOENIX, ARIZONA                              85077
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code (602) 207-4000
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Item 5.  Other Events.

      The financial statements and other financial information filed herewith as Exhibit 99 to this report include the reclassifications mentioned below and are specifically incorporated by reference into this report. The financial statements and other information contained in Viad Corp's ("Viad," previously known as The Dial Corp) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, are modified or superseded to the extent that the information contained herein modifies or supersedes such statements and other information.

      On August 15, 1996, Viad completed the spin-off of its consumer products business, now conducted under the name The Dial Corporation. In effecting the spin-off, one share of The Dial Corporation common stock was distributed for each share of Viad common stock outstanding (the "Distribution").

      In addition, effective May 31, 1996, shareholders of a majority-owned Viad subsidiary, Greyhound Lines of Canada ("GLOC") voted to separate its intercity bus transportation business and its tourism business into two independent companies. At the same time, GLOC minority shareholders also approved an automatic share exchange proposal whereby their ownership interests in the tourism company, aggregating 31.5 percent, were exchanged for Viad's 68.5 percent ownership interest in the intercity bus transportation company such that Viad became the owner of 100 percent of the tourism company in exchange for its ownership in the intercity bus transportation company (the "Disposition").

      As a result of the Distribution of the consumer products business and the Disposition of the Canadian intercity bus transportation business, certain reclassifications have been made to Viad's consolidated financial statements to present the consumer products and Canadian intercity bus transportation businesses as discontinued operations.

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Item 7.  Financial Statements and Exhibits.

      (c)    Exhibits.

             (23)  Consent of Independent Auditors to the
                   incorporation by reference into specific registration statements on Form S-3 or on Form S-8 of their reports contained in or incorporated by reference into this report.

             (99)  Additional Exhibits


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             VIAD CORP

                                             By: /s/ Richard C. Stephan
                                             --------------------------
                                             Richard C. Stephan
                                             Vice President-Controller

DATE:  September 13, 1996